              As filed with the Securities and Exchange Commission
                              on November 2, 1998
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             POLYMEDICA CORPORATION
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                                        04-3033368
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)


 11 STATE STREET, WOBURN, MASSACHUSETTS                         01801
(Address of Principal Executive Offices)                      (Zip Code)


                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                           JOHN K.P. STONE III, ESQ.,
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)


                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

========================== ===================== ========================= ======================= ================
 Title of securities to        Amount to be          Proposed maximum         Proposed maximum        Amount of
      be registered             registered       offering price per share    aggregate offering     registration
                                                                                   price                 fee
========================== ===================== ========================= ======================= ================
Common Stock,                    315,000                $9.35(1)              $2,945,250.00(1)          $819
$0.01 par value
========================== ===================== ========================= ======================= ================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on October 28, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act relating to such common stock, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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


Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Article 6 of the Company's Restated Articles of Organization (the "Articles") provides that the Company shall indemnify each person who is or was, or has agreed to become, a director or officer of the Company, and each person who is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities, costs and expenses, including attorneys' fees, reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, and any appeal therefrom, in which they may be involved by reason of being or having been such a director or officer, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company, and such rights may be equivalent to, or greater or less than, those granted to directors and officers.

         The provisions in the Company's Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of the holders of at least two-thirds (2/3rds) majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.


Item 7.  Exemption from Registration Claimed

                  Not applicable.


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

Item 8.  Exhibits

                  The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.


Item 9.  Undertakings

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts, on the 30th day of October, 1998.


                                          PolyMedica Corp. (registrant)



                                          By: /s/Steven J. Lee
                                              ---------------------------
                                              Steven J. Lee
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer
                                              (Principal Executive Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of PolyMedica Corporation, hereby severally constitute Steven J. Lee, Eric G. Walters and John K.P. Stone III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PolyMedica Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                      Title                                  Date

                                             Chairman of the Board of Directors and          October 30, 1998
/s/ Steven J. Lee                            Chief Executive Officer (Principal
------------------------                     Executive Officer)
Steven J. Lee

                                             Chief Financial Officer, Treasurer and          October 30, 1998
/s/ Eric G. Walters                          Clerk (Principal Financial and
------------------------                     Accounting Officer)
Eric G. Walters

/s/ Thomas S. Soltys                         Director                                        October 26, 1998
-------------------------
Thomas S. Soltys

/s/ Daniel S. Bernstein                      Director                                        October 30, 1998
-------------------------
Daniel S. Bernstein

/s/ Frank W. LoGerfo                         Director                                        October 27, 1998
------------------------
Frank W. LoGerfo

/s/ Marcia J. Hooper                         Director                                        October 30, 1998
-------------------------
Marcia J. Hooper

/s/ Peter K. Hoffman                         Director                                        October 26, 1998
------------------------
Peter K. Hoffman

                                  EXHIBIT INDEX


 Exhibit
 Number          Description
 -------         -----------

 4.1             Restated Articles of Organization of the Registrant (1)

 4.2             Restated By-Laws of the Registrant (1)

 4.3 Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant (1)

 5               Opinion of Hale and Dorr LLP

 23.1            Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2            Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included on the signature page of this Registration Statement)







-----------------------
(1)Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-45425).


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